UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with Openwave Systems Inc. (the “Company”) pursuing strategic alternatives with regard to its mediation and messaging product businesses and the sale of its location business in an effort to enable the Company to focus on its intellectual property initiative, the Company is reassessing the composition and size of its board of directors (the “Board”). Effective March 23, 2012, Patrick Jones and Charles E. Levine each resigned from their respective positions on the Board. Gerald D. Held and David C. Nagel have also notified us that they intend to resign, effective as of the date of the Company’s next Annual Meeting of Stockholders which is expected to be held in December 2012 (the effective date of each director resignation shall be referred to herein as the “Resignation Date”), from their respective positions on the Board (Mr. Jones, Mr. Levine, Mr. Held and Mr. Nagel shall each be referred to herein as a “Resigning Director”). Mr. Jones’, Mr. Levine’s, Mr. Held’s and Mr. Nagel’s decisions to resign from the Board did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with his resignation from the Board, Mr. Jones also resigned as the Chairman of the Audit Committee of the Board. In connection with his resignation from the Board, Mr. Levine also resigned as a member of the Compensation Committee of the Board, as a member of the Nominating and Corporate Governance Committee of the Board and as the Chairman of the M&A Committee of the Board. In connection with his intended resignation from the Board, Mr. Held will also resign as the Chairman of the Compensation Committee of the Board and as a member of the Nominating and Corporate Governance Committee and the Intellectual Property Committee. In connection with his intended resignation from the Board, Mr. Nagel will also resign as a member of the Compensation Committee and the Intellectual Property Committee of the Board. After the resignations of Mr. Jones and Mr. Levine from the Board, the Board consists of seven members. After the resignations of Mr. Held and Mr. Nagel from the Board, assuming no other changes prior to that time, the Board will consist of five members.

The Board approved compensation arrangements for each Resigning Director as set forth in a certain letter agreement between the Company and each Resigning Director, effective as of the Resignation Date (the “Letter Agreement”). Such Letter Agreement provides for, among other things, the following arrangements upon each Resigning Director’s resignation from the Board:

•	all unvested stock options of the Company held by the Resigning Director as of the Resignation Date shall be immediately vested on the Resignation Date;

•	the Company’s repurchase right with respect to all of the restricted stock held by the Resigning Director as of the Resignation Date shall be immediately lapsed on the Resignation Date; and

•

the post-termination exercise periods for all of the stock options of the Company held by the Resigning Director as of the Resignation Date shall be extended, in each case, for an additional fifteen (15) month period.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of such Letter Agreement referenced as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Letter Agreement with Directors Resigning from the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

Dated: March 27, 2012	By:	/s/ Elizabeth K. Rushforth
	Name:	Elizabeth K. Rushforth
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Letter Agreement with Directors Resigning from the Board of Directors